UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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HIGHLANDS BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

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April 4, 2007

Dear Shareholders:

You are cordially invited to attend the annual meeting of the shareholders of Highlands Bankshares, Inc. on Tuesday, May 8, 2007, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia.

Enclosed in this mailing you will find formal notice of the meeting, a proxy and a proxy statement detailing the matters upon which the shareholders will act at the annual meeting.  Our Company's Annual Report for 2006 is also enclosed.

We urge you to complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope, even if you intend to attend the meeting.  You may revoke your proxy at any time prior to its exercise.

Sincerely,

/s/ John G. Van Meter

John G. Van Meter
Chairman of The Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Highlands Bankshares, Inc.

The annual meeting of shareholders of Highlands Bankshares, Inc. will be held on Tuesday, May 8, 2007, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, for the following purposes:

1.	Election of three Class C directors to serve until the annual meeting of shareholders in 2010.

2.	Ratification of the appointment of Smith Elliott Kearns & Company, LLC as independent registered public accountants for 2007.

3.	Transaction of other business as may properly come before the meeting, or any adjournments thereof.

The Board of Directors recommends a vote in favor of the nominees for director and a vote in favor of the ratification of the appointment of the independent registered public accountants.  Only shareholders of record at the close of business on March 20, 2007 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope.  You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors

/s/ Alan L. Brill

Alan L. Brill
Corporate Secretary

April 4, 2007

HIGHLANDS BANKSHARES, INC.
P.O. Box 929 * Petersburg WV 26847 * (304) 257-4111

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of Highlands Bankshares, Inc. (“Highlands” or the “Company”) to be held Tuesday, May 8, 2007, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, and at any adjournments thereof (“Annual Meeting”).  The accompanying proxy is solicited by the Board of Directors of the Company (the “Board”).  The principal executive offices of the Company are located at 3 North Main Street, Petersburg, West Virginia  26847.  The approximate mailing date of the proxy statement and the accompanying proxy is April 4, 2007.

The Company will bear the cost of soliciting proxies and will only make solicitations by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may solicit proxies by telephone or by personal calls.  The Company may request brokerage houses and nominees to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in doing so.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon.  A shareholder executing a proxy may revoke it at any time before it is voted by:
•	notifying Highlands in person,
•	giving written notice to Highlands of the revocation of the proxy,
•	submitting to Highlands a subsequently dated proxy, or
•	attending the meeting and withdrawing the proxy before it is voted at the meeting.

OUTSTANDING SHARES AND VOTING RIGHTS

Only shareholders of record at the close of business on March 20, 2007, will be entitled to vote at the Annual Meeting.  As of that date, the Company had outstanding 1,436,874 shares of its common stock, $5 par value, each of which is entitled to one vote at the Annual Meeting.  Cumulative voting rights are available, in certain instances, for the election of directors, as further described in this proxy statement.

Any number of shareholders holding together a majority of the stock outstanding, who are either present in person or represented by proxy at the Annual Meeting, shall constitute a quorum.  If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum.  Abstentions and shares held of record by a broker or its nominee which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting.  Conversely, broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders in person or by proxy at the Annual Meeting.  As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting at least 48 hours before the meeting. Ratification of the appointment of the independent public accountants will be approved if the votes cast in favor exceed the votes cast opposing.  Votes that are withheld and broker shares that are not voted will not be included in determining the number of votes cast.

Page One

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the name and address of and the number and percentage of shares of common stock held as of March 1, 2007 by each of the Company's directors, director nominees and Highlands’ executive officers and by all of the Company's directors, director nominees and executive officers as a group.  To the best of the Company's knowledge, no person is the beneficial owner of more than 5% of the Company's common stock. An asterisk denotes less than 1% of class. Further notes regarding ownership are on the following page.

Name and Address of Owner	Position with Company	Amount Beneficially Owned	Percent of Class
Leslie A. Barr P.O. Box 4 Wardensville, WV 26851	Director	6,876	*

Thomas B. McNeill, Sr. 4480 Grattan Price Drive Unit 1 Harrisonburg, VA 22801	Director	16,023	1.1%

Clarence E. Porter P.O. Box 929 Petersburg, WV 26847	Director; President & Chief Executive Officer; Treasurer	395	*

Courtney R. Tusing 6365 Needmore Road Baker, WV 26801	Director	2,448	*

John G. Van Meter 28 Virginia Avenue Petersburg, WV 26847	Director; Chairman	60,183	4.2%

Jack H. Walters P.O. Box 119 Moorefield, WV 26836	Director	10,824	*

L. Keith Wolfe 1 W. Central Ave. Petersburg, WV 26847	Director	8,580	*

Kathy G. Kimble P.O. Box 538 Petersburg, WV 26847	Director	5,481	*

Alan L. Brill P.O. Box 119 Wardensville, WV 26851	Director; Secretary	1,487	*

Steven C. Judy 24 N. Main Street Petersburg, WV 26847	Director	5,205	*

R. Alan Miller 210 Cardinal Circle Cabins, WV 26855	Finance Officer	50	*

All of the directors and director nominees and executive officers of the Company, as a group		117,552	8.2%

Page Two

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(continued)

Mr. Barr’s beneficial ownership includes 2,820 shares owned directly, 3,300 shares owned jointly with his wife and 756 shares held by his wife over which he holds no voting or dispositive powers.

Mr. McNeill’s beneficial ownership includes 9,216 shares owned directly and 6,807 shares held by his wife over which he holds no voting or dispositive powers.

Mr. Porter’s beneficial ownership includes 300 shares owned directly 50 shares held by his wife over which he holds no voting or dispositive powers and 15 shares held by his wife as custodian for each of three minor grandchildren.

Mr. Tusing’s beneficial ownership includes 2,448 shares owned directly.

Mr. Van Meter’s beneficial ownership includes 30,183 shares owned directly and 30,000 shares held by his wife over which he holds no voting or dispositive powers. Mr. Van Meter disclaims beneficial ownership of the shares held by his wife.

Mr. Walters’ beneficial ownership includes 10,524 shares owned directly and 150 shares held as co-guardian for each of his two children. Mr. Walters disclaims beneficial ownership of the shares held as co-guardian for each of his children.

Mr. Wolfe’s beneficial ownership includes 7,830 shares owned directly, 300 shares held jointly with each of his two children and 150 shares held by his wife over which he holds no voting or dispositive powers.

Ms. Kimble’s beneficial ownership includes 4,565 shares owned directly and 916 shares held jointly with her husband.

Mr. Brill’s beneficial ownership includes 363 shares owned directly, 150 shares owned jointly with his adult child and 974 shares owned jointly with his wife.

Mr. Judy’s beneficial ownership includes 5,205 shares owned directly.

Mr. Miller’s beneficial ownership includes 50 shares owned directly.

Page Three

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Highlands’ articles of incorporation currently provide for a classified board of directors.  There are three classes with each being elected for a three-year term.  There are presently 10 directors on the Board, three of whom are nominees for election at the 2007 Annual Meeting. All of the nominees are non-employee directors.

Directors are elected by a plurality of the shares voted.  As required by West Virginia law, each share is entitled to one vote per nominee, unless the shareholder requests cumulative voting for directors at least 48 hours before the meeting.  If a shareholder properly requests cumulative voting for directors, then each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit.  If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees.  For all other purposes, each share is entitled to one vote.

Nominations

Highlands does not have a separate nominating committee and the entire board of directors serves this function.  The board of directors makes nominations based upon its belief that candidates for director should have certain minimum qualifications as defined by West Virginia state banking law. The Board of Directors of Highlands Bankshares, Inc., in addition to adherence to state banking law, has set forth  the following as criteria for the Company’s directors:

The board of directors of Highlands Bankshares makes nominations based upon its belief that candidates for director should have certain minimum qualifications. These qualifications include the following:
•	Directors should be of the highest ethical character.
•	Directors should have excellent personal and professional reputations in Highlands Bankshares, Inc.’s market area.
•	Directors should be accomplished in their professions or careers.
•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
•
Directors must be willing and able to expend the time to attend meetings of the Board of Directors of Highlands Bankshares, Inc. and Highlands’ subsidiary banks (the “Banks”) and to serve on board committees.

•
The Board of Directors will consider whether a nominee is independent, as legally defined.  In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of Highlands Bankshares, Inc.

•
Because the directors of Highlands Bankshares, Inc. also may serve as directors of either or both of the Banks, a majority of directors must be residents of West Virginia, as required by state banking law.

Page Four

Nominations (continued)

•
Directors must be acceptable to Highlands Bankshares, Inc.’s and the Banks’ regulatory agencies, including the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the bylaws of each of the Banks.
•	Directors must be at least 21 years of age.

The Board of Directors of Highlands Bankshares, Inc., reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The process of the Board of Directors for identifying and evaluating nominees shall be as follows:  In the case of incumbent directors whose terms are set to expire, the Board of Directors shall consider the directors’ overall service to Highlands Bankshares, Inc. during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and Highlands Bankshares, Inc., and the Banks.  The Board of Directors shall also review the payment history of loans, if any, made to such directors by either Bank to ensure that the directors are not chronically delinquent and in default.  The board shall also consider whether any transactions between the directors and either Bank have been criticized by any banking regulatory agency or either Banks’ external auditors and whether corrective action, if required, has been taken and was sufficient.  The Board of Directors shall also confirm that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law.

The Board of Directors will consider director candidates recommended by stockholders, provided that the recommendations are received prior to the date set forth as the deadline for shareholder proposals. This date can be found on page fifteen of this Proxy Statement.

Page Five

INFORMATION CONCERNING DIRECTORS AND NOMINEES
The following information, including the principal occupation during the past five years, is given with respect to the three director nominees and the seven directors continuing in office.

Name	Position with the Company	Age	Director Since	Principal Occupation During the Last Five Years

DIRECTOR NOMINEES Class C Directors to serve until the 2010 Annual Meeting of Shareholders
Steven C. Judy	Director	54	June 2002	Pharmacist President of JSG Foods, Inc. President of Judy’s Drug Store, Inc.

Leslie A. Barr	Director	69	July 1987	Retired President & Chief Executive Officer of Highlands Bankshares Inc.

Jack H. Walters	Director	59	July 1987	Attorney at Law Partner, Walters, Krauskopf & Baker

Class A Directors to serve until the 2008 Annual Meeting of Shareholders

Alan L. Brill	Director; Secretary	52	April 2001	President & Chief Executive Officer of Capon Valley Bank since 2001

Kathy G. Kimble	Director	61	April 2001	Retired Business Owner

Courtney R. Tusing	Director	81	August 1995	Retired President & Chairman of the Board of Directors of First United Corp.

John G. Van Meter	Director; Chairman of the Board of Directors	69	May 1985	Attorney at Law Partner, Van Meter & Van Meter

Class B Directors to serve until the 2009 Annual Meeting of Shareholders

Thomas B. McNeill, Sr.	Director	80	April 1997	Retired Insurance Agent

Clarence E. Porter	Director; President & Chief Executive Officer	58	April 1992	President & Chief Executive Officer of The Grant County Bank since 1991; President & Chief Executive Officer of Highlands since 2004

L. Keith Wolfe	Director	80	May 1985	Retired owner of Petersburg Motor Company

Page Six

Board Meetings and Compensation

The Board met 12 times during 2006.  As required by Company policy, each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by the committee on which the director served.  Directors received $450.00 for attending Board meetings and $250.00 for attending committee meetings. Members of the Audit Committee received $350.00 for attending meetings of the Audit Committee.

All Directors of Highlands Bankshares, Inc. also serve as directors of one or more of the Company’s subsidiaries. Both Capon Valley Bank and The Grant County Bank have Directors who serve on the boards of the respective subsidiary who do not serve on the Board of Highlands Bankshares.  The Grant County Bank also employs an advisory board for its Riverton location.  The board fees for the subsidiary banks are the same as those fees for Highlands Bankshares, Inc.

The table below sets forth the compensation received during the fiscal year ended December 31, 2006 by each of Highlands’ directors:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Leslie A. Barr	$ 19,791	$	$ 19,791
Jack H. Walters	24,932	10,235	35,167
Alan L. Brill	19,600		19,600
Courtney R. Tusing	25,223		25,223
Thomas B. McNeill, Sr.	24,528		24,528
C. E. Porter	23,250		23,250
John G. Van Meter	20,800	12,900	33,700
Kathy G. Kimble	22,900		22,900
Steven C. Judy	23,177		23,177
L. Keith Wolfe	21,250		21,250

All fees paid to directors during the fiscal year ended December 31, 2006 were paid in cash. Fees include Board and Committee fees earned by each of the directors for serving on the Boards of Highlands and one or more of the subsidiary banks and any Committees of the Board of Highlands or one or more of the subsidiary banks on which the director might serve. In addition, directors, at their discretion, receive reimbursement for mileage to and from Board or Committee meetings.

The law firms of Mssrs. Van Meter and Walters are paid retainer fees by the organization and in addition may, from time to time, be remunerated for services rendered. In addition, Mssrs. Van Meter and Walters complete work related to the lending and other operations of the subsidiary banks. Typically, the fees earned by Mssrs. Van Meter and Walters, or their legal firms, for work in this capacity are ultimately borne by the customer(s) of the subsidiary banks.

Board Committees

The Board of Directors of Highlands Bankshares, Inc. has designated the following Committees: Nominating Committee, Compensation Committee, Audit Committee and Asset/Liability Management Committee. The table on the following page illustrates which members serve on the Nominating, Compensation and Audit Commitees, and which of the directors of Highlands Bankshares, Inc. have been designated as independent directors. When designating directors as independent or not independent the Board followed guidelines issued by the Nasdaq stock market.

Page Seven

Board Committees (continued)

Director	Nominating Committee	Compensation Committee	Audit Committee	Independent Director
Leslie A. Barr	X
Thomas B. McNeill, Sr.	X	X		X
Clarence E. Porter	X
Courtney R. Tusing	X
John G. Van Meter	X	X
Jack H. Walters	X	X
L. Keith Wolfe	X	X	X	X
Kathy G. Kimble	X		X	X
Alan L. Brill	X
Steven C. Judy	X		X	X

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors is comprised of four directors.  The Committee establishes the compensation of the Company’s chief executive officer and other executive officers according to certain goals and objectives.  The committee meets annually or as needed to review and approve compensation for the executive officers of the Company and its’ subsidiaries.

Compensation Philosophy and Objectives

The principal objectives of the Company’s compensation program are the retention of qualified senior managers, to assist senior management in assembling and retaining the most qualified management team and to motivate the team to achieve corporate objectives. This is achieved through attempting to offer the Company’s executives compensation and benefits packages that are deemed by the Compensation Committee, and ratified by the Board of Directors, to be competitive based on comparison with peer banking organizations of similar size and within the Company’s geographic area.

The Company attempts to achieve these goals through payment of base salary and post retirement and other benefits packages. At present, the Company offers no incentive plans such as cash bonus awards or equity incentives.

Base Salary

The base salary for each named executive officer is determined based upon experience, duties and responsibilities, expected personal performance, salary levels in effect for comparable positions at similar organizations and internal base salary comparability considerations.

An executive’s initial salary is determined by an assessment of competitive market levels. Executives who are new to a role may have comparably lower base salaries, while executives who have significant experience may have comparably higher salaries. Base salaries for most senior executives are generally targeted by the Company to be at our above the competitive market for similar positions at comparable organizations.

The Company typically grants annual increases to executives as well as increases needed to reflect changes in role, responsibility and the market competitive environment.  In addition, in making decisions relating to annual increases, the committee reviews the effectiveness of the executive in supporting and meeting the company’s long and short term goals and objectives.

Page Eight

Chief Executive Officer Compensation

In determining changes in salary for the Chief Executive Officer, the Compensation Committee considers overall market trends in salaries of the Chief Executives of similar organizations and also individual performance criteria.

As a part of the evaluation of the Chief Executive Officer’s individual performance, the compensation committee evaluates the progress of the Company toward meeting its objectives, the ability of the Chief Executive Officer to develop the executive talent of subsidiary management for overall management succession and other areas of leadership.  In addition, other factors considered are the Company’s return on assets, return on equity, earnings performance, loan and deposit growth, asset quality and overall safety and soundness operations of the company.

Compensation of Other Executive Officers

The guiding philosophies and principles described above are the same principles that govern the design of the compensation and benefit plans provided to the Company’s other executive officers.  In determining changes in base salaries for the Company’s other executive officers, the Committee considers overall market trends in salaries of similar positions within organizations comparable to Highlands, the leadership ability of the officers, the attainment of established goals and objectives and overall performance of the subsidiaries.

Post Retirement Benefits Plans

The executives of the banks are eligible for the same postretirement benefits plans as the Company’s other employees.

Each of the Company’s subsidiary banks has its own postretirement benefits plans and the executive officers participate in the plans of the subsidiary with which they are employed and also are eligible to participate in the Company’s Employee Stock Ownership Plan. The eligibility requirements and post retirement benefits of the executives are the same as those for other employees, except in the case of the executives of Capon Valley Bank, a subsidiary of Highlands. The Board of Directors of the Bank has approved a contributory 401(k) plan whereby executives receive a larger portion of the banks’ contribution to the plan than do other employees.

Bank Owned Life Insurance

Several of the Company’s executives have been granted Bank Owned Life Insurance Policies (BOLI). These policies, which insure the lives of the executives, are owned by the Company. Executives receive certain post retirement benefits from the earnings of these policies based upon the policies’ returns and the banks’ opportunity cost of funds. At the death of an insured executive, the executive’s beneficiaries will receive a portion of the death benefits of the policy. The policies insuring the Company’s current executive officers were originated in 1997 and were granted to executive officers then serving at each of the subsidiary banks.  The intent of the purchase of these polices was to provide increased postretirement benefits to executives in an effort to build retention while providing a return to the Company.

Perquisites

At the present time, the only substantial perquisite of any of the named executives is use of a company automobile by the subsidiary chief executive officers as their position requires frequent travel related to bank business. The provision of a corporation vehicle is viewed as a normal benefit in the highly competitive financial services industry.

Page Nine

The Role of The Executive Officers in Setting Compensation

The Chief Executive prepares recommendations for the Compensation Committee relating to the salaries of other executive officers. These recommendations are considered by the Committee when making compensation decisions. However, the Committee is not bound by the recommendations of the Chief Executive Officer.

Typically, the Chief Executive Officer, when formulating these recommendations, uses the same guiding philosophies as those described above.

The President and Chief Executive Officer does not set or participate in the determination process of his annual base salary.

COMPENSATION COMMITTEE REPORT

Compensation Committee members are appointed by the board and may be removed by the Board at its discretion. The Compensation Committee makes regular reports to the Board and proposes any necessary action to the Board for full Board approval. The Compensation Committee reviews and recommends to the Board salaries for the executive officers of the Company and its subsidiary banks for the upcoming year. For purposes of decisions relating to the compensation of certain senior officers, C.E. Porter and Alan L. Brill serve as non-voting members of the committee.

For 2006, the Company had a Compensation Committee which consisted of John G. Van Meter, Jack H. Walters, L. Keith Wolfe, and Thomas B. McNeill Sr. and which met twice during 2006.  Two of the members of the compensation committee are independent as that term is defined under Nasdaq rules.

Based upon the Compensation Committee's discussions with management and the committee's review of Compensation Discussion and Analysis ("CD&A"), the Compensation Committee recommended that the Board of Directors include the CD&A in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission, and, as applicable, in the Company's proxy statement sent to shareholders in connection with the annual meeting.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement and to any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be filed under such acts.

John G. VanMeter
Jack H. Walters
Thomas B. McNeill
L. Keith Wolfe

March 13, 2007

Page Ten

EXECUTIVE COMPENSATION

The table below sets forth the compensation totals for the Company’s Principal Executive Officer, Principal Financial Officer and the three other most highly compensated executives of the Company.

Name and Principal Position	Year	Salary ($)	Change in Pension Value and Nonqualified and Deferred Compensation Earnings (1)	All Other Compensation (2)	Total

C.E. Porter	2006	$240,000	$133,007	$27,285	$400,292
Principal Executive Officer

R. Alan Miller	2006	$60,000	$5,339		$65,339
Principal Financial Officer

Alan L. Brill	2006	$148,774	$57,799	$24,135	$230,708
President, Capon Valley Bank

Gerald Sites	2006	$94,417	$65,491		$159,908
Sr. Vice President, The Grant County Bank

Dempsey Richardson, III	2006	$86,500	$53,089		$139,589
Vice President, The Grant County Bank

Notes to Executive Compensation Table

Note One:
•
Mr. Porter’s Change in Pension Value and Nonqualifed and Deferred Compensation Earnings for 2006 is comprised of the increase in value of Mr. Porter’s defined benefit pension plan,  Mr. Porter’s portion of contributions by the Company and by The Grant County Bank to the Bank’s profit sharing plan, the dollar value of the economic benefit under The Grant County Bank’s split dollar life insurance plan (BOLI), and contributions to the Company’s employee stock ownership plan (ESOP) on behalf of Mr. Porter

•
Mr. Miller’s Change in Pension Value and Nonqualified and Deferred Compensation Earnings for 2006 is comprised of contributions by the Company on Mr. Miller’s behalf to the 401(k) plan and contributions to the Company’s employee stock ownership plan (ESOP) on behalf of Mr. Miller.

•
Mr. Brill’s Change in Pension Value and Nonqualifed and Deferred Compensation Earnings for 2006 is comprised of contributions by Capon Valley Bank on Mr. Brill’s behalf to the Bank’s 401(k) plan, the dollar value of the economic benefit under Capon Valley Bank’s split dollar life insurance plan (BOLI), and contributions to the Company’s employee stock ownership plan (ESOP) on behalf of Mr. Porter

•
Mr. Site’s Change in Pension Value and Nonqualifed and Deferred Compensation Earnings for 2006 is comprised of the increase in value of Mr. Sites’ defined benefit pension plan, Mr. Sites’s portion of contributions by The Grant County Bank to the Bank’s profit sharing plan, the dollar value of the economic benefit under The Grant County Bank’s split dollar life insurance plan (BOLI), and contributions to the Company’s employee stock ownership plan (ESOP) on behalf of Mr. Sites.

•
Mr. Richardson’s Change in Pension Value and Nonqualifed and Deferred Compensation Earnings for 2006 is comprised of the increase in value of Mr. Richardson’s defined benefit pension plan, Mr. Richardson’s portion of contributions by The Grant County Bank to the Bank’s profit sharing plan, the dollar value of the economic benefit under The Grant County Bank’s split dollar life insurance plan(BOLI), and contributions to the Company’s employee stock ownership plan (ESOP) on behalf of Mr. Richardson.

Page Eleven

Executive Compensation (continued)

Notes to Executive Compensation Table (continued)

Note Two:
•	Mr. Porter’s Other Compensation is comprised of directors fees paid to Mr. Porter by the Company and by The Grant County Bank and the economic benefit of use of an automobile.
•	Mr. Brill’s Other Compensation is comprised of directors fees paid to Mr. Brill by the Company and by Capon Valley Bank and the economic benefit of use of an automobile.

The Grant County Bank participates in a defined benefit pension plan offered through the West Virginia Banker’s Association. Mssrs.  Porter, Richardson and Sites participate in this plan. The table below illustrates the years of credited service and the present value of the accumulated benefit for these executives at December 31, 2006. No payments from the plan were made to any of these executives during the year ended December 31, 2006.

Name	Number of Years of Credited Service	Present Value of Accumulated Benefit
C. E. Porter	18.17	$ 324,075
Gerald Sites	43.17	365,242
Dempsey Richardson, III	5.42	45,926

AUDIT COMMITTEE REPORT

The Company also has an Audit Committee, which consists of Steven C. Judy, Chairman, Kathy G. Kimble and L. Keith Wolfe.  The Audit Committee met five times during the year ended December 31, 2006. The Board of Directors has adopted a written charter for the Audit Committee which is reviewed annually and has been resolved by the Committee to be sufficient.

The audit committee oversees Highlands’ financial reporting process on behalf of the board of directors.  The Audit Committee is responsible for communicating to the board of directors its recommendation regarding the appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on the Company’s financial statements.  The audit committee relies on the expertise and knowledge of management, the company’s internal auditors and the independent registered public accounting firm in carrying out its oversight responsibilities.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Highlands’ accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards.  In addition, the committee has discussed with the independent registered public accounting firm the firm’s independence from management and Highlands, including the matters in the written disclosures required by the Independent Standards Board Standard No. 1 (Independent Discussion with Audit Committees) and considered the compatibility of non-audit services with auditors’ independence.
The committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (codification of statements on accounting standards).

Page Twelve

AUDIT COMMITTEE REPORT (continued)

The committee discussed with Highlands’ internal auditor and with the independent registered public accounting firm the overall scope and plans for their respective audits.  The committee meets with the internal auditor and with the independent registered public accounting firm, with and without management present, to discuss the results of the respective audits, their evaluations of Highlands’ internal controls and the overall quality of Highlands’ financial reporting.

All members of the Audit Committee have been deemed by the Board of Directors to be financially literate. All members of the Audit Committee are independent as that term is defined under Nasdaq rules. The Audit Committee does not have as one of its members an “audit committee financial expert” as defined by rules adopted under the Securities Act of 1933, as amended. Because the Company operates in a substantially rural area, the availability of potential Directors, and especially Directors who may qualify as an audit committee financial expert and still meet the independence requirements of a member of the Audit Committee, is limited.  The Company believes that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Committee. As such, the Board does not believe that it is necessary to actively search for an outside person to serve on the Board to qualify as an audit committee financial expert. The Committee has authority to engage legal counsel, other experts or consultants as it deems appropriate to carry out its responsibilities. The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements.

The audit committee charter requires that the audit committee pre-approve all services performed by the independent auditors.

The Audit Committee’s primary responsibility falls into three broad categories.

•
The Committee is charged with monitoring the preparation of quarterly and annual financial reports prepared by the Company’s management, including discussion with management and the Company’s outside auditors about financial statements, key accounting practices, and reporting.

•
The Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company, also determining if the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1).

•
The Committee oversees management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest; and review of the activities and recommendations of the Company’s internal auditing program.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement and to any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be filed under such acts.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

L. Keith Wolfe
Kathy G. Kimble
Steven C. Judy

March 21, 2007

Page Thirteen

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in Highlands shares with the SEC. Based solely on our records and other information, in 2006 all Directors and executive officers met all applicable SEC filing requirements under Section 16(a), except for R. Alan Miller. Mr. Miller had one late filing.

CERTAIN RELATED TRANSACTIONS

Loans made by The Grant County Bank and Capon Valley Bank to directors, director nominees and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

In addition, the Company or its subsidiaries, may, from time to time, obtain goods or services from a director or their affiliates. Any such business transaction with a related party did not, during 2006, exceed $60,000 or was any such transaction made under terms unfavorable to the Company or its affiliates as compared to the obtaining of similar goods or services from non related parties.

The Company has adopted a Related Party Transaction Policy. This policy covers substantially all material business transactions between related parties and the Company or its subsidiaries. The policy requires that all loans or business transactions above certain thresholds with insiders, as defined by the policy, be approved by the Board of Directors of Highlands Bankshares, Inc. This policy has been designed to ensure the appropriateness of all related party transactions and to ensure that all required reporting of related party transactions is achieved.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Smith Elliott Kearns & Company, LLC was the auditor for 2006 and is being recommended to the Company's shareholders for appointment as the auditor for 2007.  A representative of Smith Elliott Kearns & Company, LLC is expected to attend the Annual Meeting with the opportunity to make a statement or to respond to appropriate questions from shareholders.

The Board Recommends that Shareholders vote “FOR” Proposal Two

Page Fourteen

Fees of Independent Registered Certified Public Accountants

During 2006, the Company transitioned its Registered Certified Public Accountants from S.B. Hoover & Company, L.L.P. (“Hoover”) to Smith Elliott Kearns & Company, LLC (“SEK”). The Company’s financial statements for the period ended December 31, 2005 were audited by Hoover and the Company’s financial statements for the period ended December 31, 2006 were audited by SEK. The following fees were paid to S.B. Hoover & Company and Smith Elliott Kearns & Company for services provided to the corporation related to these audits. During 2006, Hoover also provided services to the Company unrelated to its audit of previous financial statements.

	Paid to S.B. Hoover & Company, L.L.P	Paid to Smith Elliott Kearns & Company, LLC
Audit Fees	$88,451	$67,000
Preparation of Federal and State Tax Returns	6,513
All Other Fees	22,582	117
Total	$117,546	$67,117

Audit fees are substantially all fees related to the audit of year end financial statements and corresponding regulatory filings. Fees for preparation of Federal and State tax returns are substantially all fees related to the preparation of the Company’s Federal and State income tax returns and applicable state franchise tax returns. Included in other fees are fees from SB Hoover & Company for loan review services provided to The Grant County Bank.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company's 2008 Annual Meeting must be received by the Secretary of the Company, at its principal executive offices at 3 North Main Street, Petersburg, West Virginia  26847, for inclusion in its Proxy Statement relating to the meeting, by November 12, 2007.

By Order of the Board of Directors

/s/ Alan L. Brill

Alan L. Brill
Corporate Secretary

April 4, 2007

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HIGHLANDS BANKSHARES, INC.	For	With- hold Authority
Annual Meeting of Shareholders, May 8, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	1. PROPOSAL ONE: ELECTION OF DIRECTORS	☐	☐
The undersigned hereby appoints Courtney R. Tusing and Kathy G. Kimble, either of whom may act with full power of substitution, as proxies to vote, as designated below, at the Annual Meeting of Shareholders to be held on May 8, 2007, and at any adjournment thereof, the shares of Highlands Bankshares, Inc. common stock held of record by the undersigned as of March 20, 2007. Each share is entitled to one vote per nominee unless a shareholder requests cumulative voting at least 48 hours before the meeting. If cumulative voting for the election of directors is requested, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees.
Class A: Steven C. Judy Leslie A. Barr Jack H. Walters (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)
The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.

		For	Against	Abstain
	2. PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF SMITH ELLIOTT KEARNS & COMPANY, LLC AS INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS	☐	☐	☐
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign here Co-holder (if any) sign here

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

HIGHLANDS BANKSHARES, INC.

  Please complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope. The proxy must be signed exactly as the name or names appear on the label attached to this proxy. If signing as a trustee, executor, etc., please so indicate.

PLEASE ACT PROMPTLY
SIGN, DATE &MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.